Exhibit 21

SUBSIDIARIES OF CARNIVAL CORPORATION AND CARNIVAL PLC

The following is a list of all of our subsidiaries, their jurisdiction of incorporation and the names under which they do business.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
1972 Productions, Inc.	Florida
A.C.N. 098 290 834 Pty. Ltd.	Australia
A.J. Juneau Dock, LLC	Alaska
Adventure Island Ltd.	Bahamas
AIDA Kundencenter GmbH	Germany
AIDAradio GmbH	Germany
Air-Sea Holiday GmbH	Switzerland
Alaska Hotel Properties LLC	Delaware
Barcelona Cruise Terminal SLU	Spain
Bay Island Cruise Port, S.A.	Honduras
Belize Cruise Terminal Limited	Belize
Carnival (UK) Limited	UK
Carnival Bahamas FC Limited	Bahamas
Carnival Bahamas Holdings Limited	Bahamas
Carnival Corporation & plc Asia Pte. Ltd.	Singapore
Carnival Corporation Hong Kong Limited	Hong Kong
Carnival Corporation Korea Ltd.	Korea
Carnival Corporation Ports Group Japan KK	Japan
Carnival Finance, LLC	Delaware
Carnival Grand Bahama Investment Limited	Bahamas
Carnival Holdings (Bermuda) Limited	Bermuda
Carnival Investments Limited	Bahamas
Carnival Japan, Inc.	Japan
Carnival License Holdings Limited	Bahamas
Carnival Maritime GmbH	Germany
Carnival North America LLC	Florida
Carnival Port Holdings Limited	UK
Carnival Ports Inc.	Florida
Carnival Support Services India Private Limited	India
Carnival Technical Services (UK) Limited	UK
Carnival Technical Services Finland Limited	Finland
Carnival Technical Services GmbH	Germany
Carnival Vanuatu Limited	Vanuatu
CC U.S. Ventures, Inc.	Delaware
CCL Gifts, LLC	Florida
Costa Crociere PTE Ltd.	Singapore
Costa Crociere S.p.A.	Italy
Costa Cruceros S.A.	Argentina

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Costa Cruise Lines Inc.	Florida
Costa Cruise Lines UK Limited	UK
Costa Cruises Customer Center S.L.U.	Spain
Costa Cruises Shipping Services (Shanghai) Company Limited	China
Costa Cruises Travel Agency (Shanghai) Co., Ltd.	China
Costa Cruises Turkey Turizm Gelisim A.S.	Turkey
Costa Cruzeiros Agencia Maritima e Turismo Ltda.	Brazil
Costa International B.V.	Netherlands
Costa Kreuzfahrten GmbH	Switzerland
Cozumel Cruise Terminal S.A. de C.V.	Mexico
Cruise Administration Services, Inc.	Philippines
Cruise Ships Catering & Services International N.V.	Curacao
Cruise Terminal Services, S.A. de C.V.	Mexico
Cruiseport Curacao C.V.	Curacao
CSMART Real Estate B.V.	Netherlands
CSMART Real Estate C.V.	Netherlands
D.R. Cruise Port, Ltd.	Bahamas
F.P.M. SAS	French Polynesia
F.P.P. SAS	French Polynesia
Fleet Maritime Services (Bermuda) Limited	Bermuda
Fleet Maritime Services Holdings (Bermuda) Limited	Bermuda
Fleet Maritime Services International Limited	Bermuda
Gibs, Inc.	Delaware
Global Experience Innovators, Inc.	Florida
Global Fine Arts, Inc.	Florida
Global Shipping Service (Shanghai) Co., Ltd.	China
Grand Cruise Shipping Unipessoal LdA	Portugal (Madeira)
Grand Turk Cruise Center Ltd.	Turks & Caicos
GXI, LLC	Delaware
HAL Antillen N.V.	Curacao
HAL Beheer B.V.	Netherlands
HAL Maritime Ltd.	British Virgin Islands
HAL Nederland N.V.	Curacao
HAL Properties Limited	Bahamas
HAL Services B.V.	Netherlands
Holding Division Iberocruceros SLU	Spain
Holland America Line Inc.	Washington
Holland America Line N.V.	Curacao
Holland America Line U.S.A., Inc.	Delaware
HSE Hamburg School of Entertainment GmbH	Germany
Ibero Cruzeiros Ltda.	Brazil
Iberocruceros SLU	Spain
Information Assistance Corporation	Bermuda

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
International Cruise Services, S.A. de C.V.	Mexico
International Leisure Travel Inc.	Panama
International Maritime Recruitment Agency, S.A. de C.V.	Mexico
Milestone N.V.	Curacao
Navitrans S.R.L.	Italy
Ocean Bahamas Innovation Ltd.	Bahamas
Ocean Medallion Fulfillment, Ltd.	Bahamas
Odds On Gaming Corporation	Delaware
Operadora Catalina S.r.L.	Dominican Republic
P&O Princess American Holdings	UK
P&O Princess Cruises International Limited	UK
P&O Princess Cruises Pension Trustee Limited	UK
P&O Properties (California), Inc.	California
P&O Travel Limited	UK
Piccapietra Finance S.r.l.	Italy
Prestige Cruises Management S.A.M.	Monaco
Prestige Cruises N.V.	Curacao
Princess Bermuda Holdings, Ltd.	Bermuda
Princess Cays Ltd.	Bahamas
Princess Cruise Corporation Inc.	Panama
Princess Cruise Lines, Ltd.	Bermuda
Princess Cruises and Tours, Inc.	Delaware
Princess U.S. Holdings, Inc.	California
RCT Maintenance & Related Services S.A.	Honduras
RCT Pilots & Related Services, S.A.	Honduras
RCT Security & Related Services S.A.	Honduras
Roatan Cruise Terminal S.A. de C.V.	Honduras
Royal Hyway Tours, Inc.	Alaska
Santa Cruz Terminal, S.L.	Spain
Seabourn Cruise Line Limited	Bermuda
SeaVacations Limited	UK
SeaVacations UK Limited	UK
Shanghai Coast Cruise Consulting Co. Lda	China
Ship Care (Bahamas) Limited	Bahamas
Sitmar Cruises Inc.	Panama
Spanish Cruise Services N.V.	Curacao
Sunshine Shipping Corporation Ltd.	Bermuda
Sun Princess Limited	Bermuda
Sun Princess II Limited	Bermuda
T&T International, Inc.	Texas
Tour Alaska, LLC	Delaware
Transnational Services Corporation	Panama
Trident Insurance Company Ltd.	Bermuda

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Westmark Hotels of Canada, Ltd.	Canada
Westmark Hotels, Inc.	Alaska
World Leading Cruise Management (Shanghai) Co., Ltd.	China